EXHIBIT 99.1

Corebridge Financial and Equitable Holdings Announce Transformational Merger

Unites Two Customer-Centric Cultures Committed to a Shared Vision

Creates Leading Retirement, Life, Wealth and Asset Management Company with More Than 12 Million Customers and $1.5 Trillion in Assets Under Management and Administration

Offers Formidable Distribution Capabilities with Enhanced Scale and Portfolio Diversification

Delivers Higher Growth, Balanced Revenue Mix and Resilient Earnings Across Market Cycles

Robust Balance Sheet with Consistent Cash Generation

Immediately Accretive to Earnings Per Share and Cash Generation, with Over 10% Accretion by the End of 2028, Supported by More Than $500 Million of Synergies

Companies to Host Joint Conference Call Today at 8:00 a.m. EDT

HOUSTON and NEW YORK – March 26, 2026 – Corebridge Financial, Inc. (“Corebridge”) (NYSE: CRBG) and Equitable Holdings, Inc. (“Equitable”) (NYSE: EQH) today announced that they have entered into a definitive agreement to combine in an all-stock merger, valuing the combined company at approximately $22 billion, based on the closing stock prices of each company as of March 25, 2026.

The transaction will create a leading retirement, life, wealth and asset management company with formidable distribution capabilities, enhanced scale and a diversified portfolio of businesses with well-established global brands. It unites two customer-centric organizations committed to a shared vision of empowering our clients to retire with confidence, and the combined company will serve over 12 million customers. Together, Corebridge and Equitable will have a highly attractive financial profile that will deliver higher growth and value creation for both companies’ shareholders. The combined company will have $1.5 trillion in assets under management and administration across Individual Retirement, Group Retirement, Asset Management, Wealth Management, Life Insurance and Institutional Markets.

Mark Pearson, President and Chief Executive Officer of Equitable, said, “This is a transformational transaction that brings together three outstanding franchises – Corebridge, Equitable, and AllianceBernstein – to create a diversified financial services company uniquely positioned to serve customers and deliver long-term value for shareholders. By combining complementary capabilities and scale, we will enhance what we can deliver for clients – more choice, broader access to investment and retirement solutions and the strength of an industry leader with a stronger balance sheet standing behind our promises. I am excited about what lies ahead and look forward to working closely with Marc Costantini and the combined company board to shape the new company. Together, we will leverage both companies’ strengths to enhance what we can deliver for customers and shareholders alike.”

Marc Costantini, President and Chief Executive Officer of Corebridge, said, “The combined company will benefit from a strong competitive position and accelerated growth across retirement, life and institutional markets, as well as asset and wealth management. With a world-class, multi-channel distribution network and an expanded offering of innovative products, we will create a balanced and resilient business well positioned to serve customers. Together, we will continue to support financial professionals and institutions in helping individuals plan, save for and achieve secure financial futures. Importantly, upon closing, this transaction is expected to deliver compelling value to shareholders, including immediate accretion to earnings per share and cash generation, increasing to over 10% by the end of 2028. I have great respect for the business Mark Pearson and the Equitable team have built and am confident our cultural alignment will bolster our ability to execute with success.”

Satoshi Asahi, President of Nippon Life Insurance Company (“Nippon”), added, “The proposed merger is strategically compelling and has the potential to create a more competitive and resilient platform for the long-term benefit of the combined companies’ shareholders. Nippon’s three representatives serving on the Corebridge board of directors voted in favor of the transaction. Nippon expects to continue as a long-term strategic investor.”

Strong Strategic Fit with Meaningful Financial Upside

•	Creates a Leading U.S. Retirement, Life, Wealth and Asset Management Platform. The combined company will benefit from a scaled distribution network, more diversified business mix and increased cross-selling opportunities. With expanded offerings across Individual and Group Retirement, enhanced wealth and third-party asset management capabilities and additional capacity for institutional transactions, the combined company will be well positioned to better serve customers and drive sustainable, long-term growth for shareholders.

•	Expands Origination Capabilities Across All Asset Classes. The combined company will benefit from Equitable’s strategic partnership with its majority-owned subsidiary, AllianceBernstein, a leading global active manager with distribution in 21 countries across retail, institutional and private wealth channels as well as asset origination capabilities that are complementary to Corebridge’s. Over time, the combined company expects to shift over $100 billion of Corebridge’s general and separate account assets to AllianceBernstein, further enhancing its scale and competitive positioning.

•	Unites Two Customer-Centric Organizations with a Shared Vision. The combined company will maintain its focus on disciplined risk management and operational rigor while accelerating its digitization and technology transformation. It will have increased resources as well as access to data systems and advanced technological infrastructure, allowing additional investment in growth initiatives and faster realization of economies of scale. This will support the combined company’s transformation and modernization of the customer experience, particularly for its Individual and Group Retirement businesses.

•	Creates Superior Financial Profile with Increased Cash Generation. On a pro-forma basis, the company will have diversified sources of income, with a balanced mix between fees, spreads, and underwriting margin. The combined company is expected to deliver more than $5 billion of operating earnings[1] and generate over $4 billion of cash[2], increasing financial flexibility to invest in strategic growth initiatives while also returning capital to shareholders.

[1]	Reflects combined adjusted after-tax earnings based on 2027E consensus estimates plus run-rate synergies, excluding transaction adjustments
[2]	Pro forma free cash flow generation reflects annual cash flow generated from insurance dividends and non-insurance operations; based on stated guidance and consensus estimates for both companies (2027E) plus run rate synergies

•	Combines Two Strong Balance Sheets and Enhances Financial Flexibility. At year-end 2025, Corebridge had a Life Fleet RBC Ratio of approximately 435% and holding company cash of $2.3 billion, while Equitable had a Combined NAIC RBC Ratio of approximately 475% and holding company cash of $1.1 billion. On a pro-forma basis, the combined company will have over $30 billion of shareholders’ equity excluding AOCI and a leverage ratio of 26%[3].

•	Immediately Accretive to Earnings Per Share and Cash Generation. The transaction is expected to be immediately accretive to the combined company’s earnings per share and cash generation, increasing to over 10% by the end of 2028. Earnings per share is expected to be resilient across market cycles, driven by a more balanced mix of spread, fee and underwriting margin income. The combined company expects to see an adjusted return on equity of more than 15%[4] by the end of 2027.

•	Realizes Meaningful Synergies. The transaction is expected to deliver various synergies, including revenue, expense, capital and tax synergies. The combined company expects more than $500 million of run-rate expense synergies by the end of 2028, primarily from the consolidation of functions, information technology systems and vendor partners.

Transaction Details

Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, Corebridge and Equitable will form a new parent company and each outstanding share of Corebridge common stock will be exchanged for the right to receive 1.0000 shares of the new parent company’s common stock, and each outstanding share of Equitable common stock will be exchanged for the right to receive 1.55516 shares of the new parent company’s common stock.

Following the closing of the transaction, Corebridge shareholders will own approximately 51% of the combined company and Equitable shareholders will own approximately 49% of the combined company.

Leadership, Governance and Corporate Headquarters

Upon closing of the transaction, the combined company will operate under the Equitable name and brand and trade under the Equitable ticker symbol “EQH” on the New York Stock Exchange. Marc Costantini, President and Chief Executive Officer of Corebridge, will serve as President and Chief Executive Officer of the combined company and Robin Raju, Chief Financial Officer of Equitable, will serve as Chief Financial Officer of the combined company.

[3]	Financial leverage reflects total debt (including 50% junior subordinated debt) divided by adjusted capitalization (ex. AOCI); reflects 100% equity credit for preferred stock; capitalization excludes non-controlling interest
[4]	Reflects estimated pro forma ROE with Corebridge as accounting acquiror

The combined company will have a 14-member board of directors, which will include seven directors designated by Corebridge and seven directors designated by Equitable, including Marc Costantini and Mark Pearson who will serve as Executive Chair of the combined company. Alan Colberg, Chair of the Corebridge Board, will serve as Lead Independent Director of the combined company’s board of directors. The full list of directors will be announced prior to the closing of the transaction.

Following the close of the transaction, the combined company will be headquartered in Houston, Texas.

Timing and Approvals

The transaction is expected to close by year-end 2026, subject to customary closing conditions, including the receipt of required regulatory approvals and approval of shareholders of both Corebridge and Equitable.

Other Matters

Each of Corebridge and Equitable will file a current report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) containing a summary of the terms and conditions of the merger agreement, as well as a copy of the merger agreement.

In order to allow for the companies to hold a special meeting to consider and vote on the merger transaction, Corebridge and Equitable expect to defer their respective 2026 annual shareholder meetings to a later date to be announced.

Conference Call and Additional Materials

A joint conference call will be held today, March 26, at 8:00 a.m. EDT to discuss the transaction. A live webcast of the conference call and associated presentation materials will be available on the investor relations section of each company’s website at https://investors.corebridgefinancial.com and https://ir.equitableholdings.com. A replay will be available after the call at the same locations.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor, Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to Corebridge.

Goldman Sachs & Co. LLC is serving as financial advisor, Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor, and Kekst CNC is serving as strategic communications advisor to Equitable.

Separate teams from Oliver Wyman and Deloitte are serving as advisors to each company.

About Corebridge Financial

Corebridge Financial, Inc. (NYSE: CRBG) makes it possible for more people to take action in their financial lives. With more than $385 billion in assets under management and administration as of December 31, 2025, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube and Instagram. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

About Equitable Holdings

Equitable Holdings, Inc. (NYSE: EQH) is a leading financial services holding company comprised of complementary and well-established businesses, Equitable, AllianceBernstein and Equitable Advisors. Equitable Holdings has $1.1 trillion in assets under management and administration (as of 12/31/2025) and more than 5 million client relationships globally. Founded in 1859, Equitable provides retirement and protection strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients. Equitable Advisors, LLC (Equitable Financial Advisors in MI and TN) has approximately 4,600 duly registered and licensed financial professionals that provide financial planning, wealth management, retirement planning, protection and risk management services to clients across the country.

Cautionary Statement Regarding Forward-Looking Information

This press release includes statements, which, to the extent they are not statements of historical or present fact, constitute “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements, and any related oral statements, can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “forecasts,” “intends,” “targets,” “plans,” “estimates,” “anticipates,” “goals,” “guidance,” “formidable,” “preliminary,” “objective,” “continue,” “drive,” “improve,” “superior,” “robust,” “positioned,” “resilient,” “vision,” “potential,” “immediate,” and similar expressions or the negative of those expressions or verbs. We caution you that forward-looking statements are not guarantees of future performance or outcomes. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside our control. These statements include, but are not limited to, statements about the expected timing and completion of the proposed transaction between Corebridge and Equitable (the “Proposed Transaction”), the anticipated benefits of the Proposed Transaction, including estimated synergies and projected cost savings, and plans and expectations for Corebridge, Equitable or their new parent company after completion of the Proposed Transaction.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors include, among others, the ability to complete the Proposed Transaction on the timeframe or on the terms currently anticipated or at all, including due to a failure to obtain requisite stockholder, stock exchange, regulatory, governmental or other approvals; risks related to difficulties, inabilities or delays in integrating the parties’ businesses; the ability to realize the anticipated benefits of the Proposed Transaction, including estimated run-rate expense synergies and projected cost savings at the times, and to the extent, anticipated, as well as expected operating earning and cashflow generation; the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the merger agreement; the potential impact of the announcement or consummation of the Proposed Transaction on Corebridge or Equitable’s stock price and on their respective business, contractual and operational relationships (including with regulatory bodies, employees, suppliers, clients and competitors); risks related to business disruptions from the Proposed Transaction that may harm the business or current plans and operations of either or both parties, including diversion of management time from ongoing business operations; the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of either or both parties to hire and retain key personnel; the parties’ ability to raise debt on favorable terms or at all; the outcome of any legal proceedings that may be instituted against Corebridge, Equitable, their new parent company or their respective directors; restrictions on the conduct of Corebridge and Equitable’s respective businesses prior to the closing of the Proposed Transaction and on each their ability to pursue alternatives to the Proposed Transaction; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities; the deterioration of economic conditions; geopolitical tensions; the potential impact of a downgrade in Corebridge or Equitable’s Insurer Financial Strength ratings or credit ratings or of the new parent company of Corebridge and Equitable following completion of the Proposed Transaction; other factors that may affect future results of Corebridge and Equitable; and management’s response to any of the aforementioned factors.

The foregoing list of factors is not exhaustive. You should carefully consider these factors and the other risks and uncertainties described in the “Risk Factors” section of the new parent company’s Registration Statement on Form S-4 discussed below and other documents filed or furnished by Corebridge and Equitable from time to time with the U.S. Securities and Exchange Commission (the “SEC”), including their Annual Reports on Form 10-K for the year ended December 31, 2025. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual events and results could differ materially from those contained in the forward-looking statements. There may be additional risks that neither Corebridge nor Equitable presently know or that Corebridge and Equitable currently believe are immaterial that could also cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Corebridge and Equitable’s expectations, plans or forecasts of future events and views as of the date of this press release. Corebridge and Equitable anticipate that subsequent events and developments will cause Corebridge and Equitable’s assessments to change. While Corebridge and Equitable may elect to update these forward-looking statements at some point in the future, Corebridge and Equitable specifically disclaim any obligation to do so, unless required by applicable law. Neither Corebridge nor Equitable gives any assurance that Corebridge, Equitable or their new parent company will achieve the results or other matters set forth in the forward-looking statements.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction exempt from the registration requirements of the Securities Act.

Important Information and Where to Find It

This press release relates to the Proposed Transaction that may become the subject of a Registration Statement on Form S-4 to be filed by the new parent company with the SEC. The Registration Statement will include a joint proxy statement of Corebridge and Equitable that will also constitute a prospectus of the new parent company. After the Registration Statement has been declared effective, the definitive joint proxy statement/prospectus will be mailed to the stockholders of each of Corebridge and Equitable. This press release is not a substitute for the Registration Statement that the new parent company intends to file with the SEC or any other documents that may be sent to Corebridge’s stockholders or Equitable’s stockholders in connection with the Proposed Transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING COREBRIDGE, EQUITABLE, THEIR NEW PARENT COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Corebridge or Equitable through the website maintained by the SEC at http://www.sec.gov or from Corebridge at its website, https://www.corebridgefinancial.com, or from Equitable at its website, https://equitableholdings.com (information included on or accessible through either of Corebridge or Equitable’s website is not incorporated by reference into this press release).

Participants in the Solicitation

Corebridge and Equitable and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Corebridge’s stockholders or Equitable’s stockholders in connection with the Proposed Transaction under the rules of the SEC. Information about the directors and executive officers of Corebridge, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Corebridge’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2025, including under the headings “Compensation Discussion and Analysis,” “Compensation Tables” and “Security Ownership of 5% Beneficial Owners, Directors and Executive Officers.” To the extent holdings of Corebridge’s common stock by the directors and executive officers of Corebridge have changed or do change from the amounts of Corebridge’s common stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), in each case filed with the SEC. Information about the directors and executive officers of Equitable, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Equitable’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2025, including under the headings “Executive Compensation” and “Certain Relationships and Related Person Transactions.” To the extent holdings of Equitable’s common stock by the directors and executive officers of Equitable have changed or do change from the amounts of Equitable’s common stock held by such persons as reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, in each case filed with the SEC. Other information regarding persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation of Corebridge or Equitable’s stockholders in connection with the Proposed Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Registration Statement. You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Corebridge or Equitable will also be available free of charge from Corebridge or Equitable using the contact information above.

Contacts

Corebridge:

Media:

Paul Miles

Media.contact@corebridgefinancial.com

Investor Relations:

Işıl Müderrisoğlu

investorrelations@corebridgefinancial.com

Equitable:

Media:

Gina Tyler

mediarelations@equitable.com

Investor Relations:

Erik Bass

IR@equitable.com

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